Exhibit 10.17
                                 LEASE BETWEEN

                        QUEBEC COURT JOINT VENTURE NO. 2
                   6312 S. Fiddler's Green Circle, Suite 350N
                           Englewood, Colorado 80111

                                    LANDLORD

                                      AND

                                     TENANT

                      Intelligent Advanced Systems, Inc.,
                             a Delaware corporation
                  5700 S. Quebec Street, Suites 100, 200 & 300
                           Englewood, Colorado 80111

                               Dated June 3, 1994


                                     LEASE

          This Lease ("Lease") is made between Intelligent Advanced Systems, Inc., a Delaware corporation, whose address is 5700 S. Quebec Street, Suite 100, 200 & 300, Englewood, Colorado 80111, ("Tenant"), and QUEBEC COURT JOINT VENTURE NO. 2, 6312 S. Fiddler's Green Circle, Suite 350N, Englewood, Colorado 80111 ("Landlord"), on the day set forth on the cover page of this Lease.

       1. TERMS AND CONDITIONS:

          A. "Leased Premises" shall mean the entire building (consisting of 3 floors)shown as such on EXHIBIT A attached hereto and made a part hereof, except for 7942 SF currently leased to Human Resource Company of Colorado ("HRCC") on the 3rd floor of the Building (see Exhibit A) which Landlord shall make available to Tenant, at Landlord's expense, on 4/1/95, and rent shall not commence until delivery of such space.

          B. "Building" shall mean the office building commonly known as Quebec Court I located at 5700 S. Quebec Street, Englewood, Colorado and the real property including the Building parking area (see Exhibit B1) on which it is located as described in EXHIBIT B attached hereto and made a part hereof.

          C. "Lease Commencement Date" shall mean August 1, 1994 or as may be adjusted pursuant to the terms of this Lease.

          D. "Lease Term" shall mean the period beginning on the Lease Commencement Date and ending on December 31, 2001, or as may be adjusted pursuant to the terms of this Lease. Any reference in this Lease to Lease Term or the words "during the term" or "the term" shall all be deemed to include any renewal period authorized under this Lease.

          E. "Rent" shall mean the following for the periods indicated:

             The monthly "Rent" shall include Rent, Building Operating Costs, together with other amounts payable by Tenant to Landlord under this Lease and shall be:

                                   ANNUAL RENT
PERIOD                 MONTHLY RENT          PER SQUARE FOOT      SQUARE FEET

*8/1/94-12/31/94       $ 61,029.00               $ 6.00            122,058
*1/1/95-3/31/95        $106,800.75               $10.50            122,058
4/1/95-12/31/95        $113,750.00               $10.50            130,000**
1/1/96-12/31/96        $124,583.33               $11.50            130,000
1/1/97-12/31/97        $135,416.67               $12.50            130,000
1/1/98-12/31/98        $146,250.00               $13.50            130,000
1/1/99-12/31/99        $157,083.33               $14.50            130,000
1/1/00-12/31/00        $167,916.67               $15.50            130,000
1/1/01-12/31/01        $167,916.67               $15.50            130,000
*See Addendum #2
**Increased from 122,058 RSF to 130,000 RSF subject to delivery of HRCC space.

          F. "Tenant's Total Square Footage" shall mean approximately 122,058 Rentable Square Feet ("RSF") which is calculated by adding together the crosshatched areas shown on Exhibit A and Tenant's share of common areas of the Building prior to delivery of the HRCC space to Tenant, and thereafter 130,000 Rentable Square Feet which area shall exclude the entire fourth level currently occupied as a personal residence, "Total Building Square Footage" shall mean 130,000 rentable square feet ("RSF") which is calculated by adding together rentable square footage of the premises leased by all tenants in the building and the common areas of the Building and the "Tenant's Pro Rata Share" shall mean ninety three and nine tenths percent (93.9%) prior to delivery of the HRCC space to Tenant and thereafter one hundred percent (100.0%) (Tenant's Total Square Footage divided by Total Building Square Footage). All measurements subject to verification by either party's architect of rentable areas in the Building shall be computed by measuring from the inside of "Permanent Outer Building Walls", hereinafter deemed to exclude from such measurement the thickness of any special surfacing materials such as paneling, furring strips, and carpet, or from the inside surface of the glass line where present to the inside of Permanent Outer Building Walls or the inside surface of the glass line where present less all vertical penetrations; the parties agree to use BOMA's ANSI Z65.1 1989 method of measurement. If such measurements are later discovered to be in conflict with the square footages stated above, this Lease shall be amended to provide for the actual square footages, and any covenants herein based upon ratios relating to such square footages shall likewise be modified.

          G. "Permitted Purpose" shall mean use of the Leased Premises for the following general office purposes: general office use.

          H. "The Broker of Record" shall mean CB Commercial Real Estate Group, Inc., as a dual agent.

          I. "Authorized Number of Parking Spaces" During the term of the Lease, including any renewal or extension, Tenant shall have the right, at no cost to Tenant, except as noted below to use 476 undesignated parking spaces in the building parking area, and at the time Tenant requires an additional 50 spaces, Tenant shall be permitted to use 50 in the adjacent Quebec Court II lot to the extent there is a cost to build the additional spaces at Quebec Court II, said cost shall be included in the Building Operating Costs. However, said cost shall be excluded from $.50/RSF/YR cap described in paragraph 3.B.

       2. USES

          A. Except as provided in Paragraph 21 below in case of Tenant's default, Tenant agrees to use the Leased Premises for the Permitted Purpose only, and for no other purpose. Tenant covenants to comply with all building, zoning, fire and other governmental laws, ordinances, regulations or rules applicable to the Leased Premises. Tenant shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may (i) increase the fire and extended coverage insurance premium upon the Building; (ii) injure the Building; or (iii) constitute waste or be a nuisance, public or private, or menace to tenants of adjoining premises or anyone else.

          B. Landlord represents that subject to the provisions of a work letter to be executed between the parties, a sample is attached hereto and made a part hereof as EXHIBIT H (the "Work Letter"), a Certificate of Occupancy for the Leased Premises shall be issued as of the Lease Commencement Date; provided, however, that in the event such Certificate of Occupancy is not issued as of the Lease Commencement Date, Tenant's sole remedy for the breach of such representation shall be the right to an abatement of the Rent, due hereunder, on a pro rated per diem basis equal to one day of Rent for each day following the scheduled Lease Commencement Date, for so long as such Certificate of Occupancy shall remain unissued, and in such event the actual Lease Commencement Date shall be deemed to be the date on which such Certificate of Occupancy is issued. No abatement of Rent shall be due, however, if the cause of the delay in issuance of the Certificate of Occupancy is due to the fault of the Tenant.

          C. Tenant agrees that it has determined to Tenant's satisfaction that the Leased Premises can be used for the Permitted Purpose. In the event the Leased Premises cannot be used for the Permitted Purpose at any time during the Lease Term, Landlord shall have the option to terminate this Lease or modify the Permitted Purpose. If Landlord fails to exercise such option, Tenant shall have the right to use the Leased Premises for any other remaining lawful purpose, for so long as the Leased Premises are then capable of accommodating such use.

          D. Tenant shall have a nonexclusive right with HRCC and the exclusive right after HRCC vacates the 3rd floor to use the exterior common areas, inclusive of parking areas, outside of the Building, and located on the real estate legally described on EXHIBIT B, in accordance with Landlord's reasonable rules and regulations, as described in Paragraph 17 below.

       3. RENT:

          A. Tenant covenants and agrees to pay to Landlord during the term of this Lease, at the place specified by Landlord, the Rent, without deduction or setoff, due and payable in advance on the first day of each month; provided, however, Tenant shall be entitled to offset against the Rent any damages finally determined by an arbitration panel as hereinafter provided to have resulted from Landlord's breach of its obligations hereunder. Rent not paid by the fifth (5th) of the month shall be subject to a late charge of three percent (3%) of the amount due provided that the Landlord gives Tenant written notice that the rent is past due and payable and Tenant fails to make such payment to Landlord within five (5) days after receipt of Landlord's notice, however, Landlord shall not be required to give such notice more than once in any calendar year.

             Notwithstanding anything to the contrary contained in this Section, if, during the term of the Lease (i) Tenant has expended money to cure an alleged default by Landlord, and (ii) filed an arbitration proceeding for compensatory damages (excluding punitive damages) resulting from Tenant's cure of Landlord's alleged breach, Tenant shall be entitled to setoff against rent the amount for which such arbitration panel enters a final judgement in favor of Tenant, and only with respect to any compensatory damages (excluding punitive damages) awarded to Tenant. Solely for the purposes of determining whether Tenant is entitled to reimbursement of monies expended to cure an alleged default by Landlord, Landlord and Tenant acknowledge and agree that Tenant shall be entitled to seek binding arbitration of its alleged damages resulting from its expenditure of money to cure the alleged default. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The arbitration shall be held in the State of Colorado. The Federal Arbitration Act shall apply to the construction and interpretation of this paragraph. Judgement upon any award rendered by the majority vote of an arbitration panel of three may be entered into any court having jurisdiction.

If Tenant is ever required to pay taxes, utilities and/or janitorial expenses due to the failure of Landlord to pay such items as Landlord is obligated to do herein, Landlord and Tenant acknowledge and agree that Tenant shall have the right to offset against future rent such amount paid for taxes, utilities and/or janitorial expenses only if and when Tenant: (i) gives Landlord 30 days notice to cure the nonpayment or notify Tenant why Landlord has not made such payment (or such shorter period of the amounts are due in less than 30 days), (ii) gives Landlord 30 days to reimburse Tenant for the later's payment thereof, (iii) files an action with an arbitration panel as provided in the preceding paragraph, and (iv) allows a maximum of six months to transpire from its original notice to Landlord to await a final judgement from the arbitration panel. If the arbitration panel does not render a final judgement within such six-month period, Tenant shall then be able to offset against future rent any amounts that it has properly paid for taxes, utilities or janitorial expenses. The foregoing does not affect nor otherwise impair Landlord's right to refuse to pay such expenses if Landlord is properly protesting the amount of such charges, including without limitation, contesting the taxes assessed by the applicable taxing authority. In such an event, Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, cost, damage and expense as a result of its dispute. If Tenant proceeds to pay such costs despite the pendency of such dispute, Tenant shall not have the right to bring an action with the arbitration panel as provided herein until such time as the dispute is resolved between the Landlord and the other party, and Tenant's ability to offset such payment (or the actual amount owed to the third party by Landlord if less than the amount of such payment) against future rent shall not ripen until such arbitration panel enters a final judgement in favor of Tenant.

          B. In addition to Rent, Tenant shall pay Tenant's Pro Rata Share of "Building Operating Costs" in excess of $6.00 per rentable square foot. Building Operating Costs shall mean all reasonable expenses, costs and disbursements competitively priced, which Landlord shall pay or become obligated to pay because of or in connection with the maintenance, repair and operation of the Building, including, but not limited to, real estate taxes and assessments, use, sales, or any other taxes (except income taxes) based on rents, personal property taxes on personal property used in the operation of the Building; Landlord's insurance, as described in Paragraph 6 below; utilities not separately metered to individual tenants; costs of leasing or amortization of energy reduction devices and systems, except those included in the initial building specifications; maintenance; repairs, redecorating of common areas; costs of roof renovation (which shall be amortized over its expected life); janitorial service; operating supplies; property management; Building Services; snow removal; landscaping; costs of leasing or amortizing plants, shrubs, trees, or flowers, and normal maintenance thereof; costs of leasing or amortizing *wall hangings, *fixtures, *paintings and *statues, rubbish removal; tools and equipment used for the daily operation of the Building; air conditioning and heating, elevator repair and maintenance, resurfacing and restriping of parking areas; repair and replacement of car stops and signage; security; and wages, payroll taxes, welfare and disability benefits reasonably incurred in the operation of the Building. Building Operating Costs shall not include monies spent for income tax, accounting, interest, depreciation, or expenditures of a capital nature (except to the extent that such expenditures not to exceed $.50/RSF/YR ($65,000.00), based upon current RSF) on a **cumulative basis during the lease term, are required due to a change in law. If the expenditure results from a change in law, the Building Operating Costs shall include only that part of the expense attributable to each lease year based upon the following amortization schedule, which shall not be less than $.50/RSF/YR in those years in which there are enough expenses chargeable in such year:

Amount of Expenditure***                        Number of Years to Amortize
- - - ------------------------                        ---------------------------
$65,000.00 or Less                                       One (1)

$65,000.01 to $130,000.00                                Two (2)

$130,000.01 to $195,000.00                               Three (3)

$195,000.01 to $260,000.00                               Four (4)

$260,000.01 to $325,000.00                               Five (5)

$325,000.01 TO $390,000.00                               Six (6)

$390,000.01 to $455,000.00                               Seven (7)


       *** Assuming 130,000 RSF, subject to change over the lease term.

       For example, if in year two of the lease term, an expenditure due to a change in law is made in the amount of $150,000.00, Landlord shall include $65,000.00 in the Building Operating Costs in such second year, and $65,000.00 and $20,000.00 in each of the next two lease years, respectively. As an additional example, if in year five of the lease term such an expenditure is made in the amount of $500,000.00, Landlord shall include $100,000.00 in the lease year in which such expenditure is made, and $100,000.00 in each of the next four lease years (assuming Tenant exercises its renewal option).

Landlord and Tenant acknowledge and agree that notwithstanding anything to the contrary contained in this Section B., Tenant's maximum aggregate liability for such expenditures during the initial 7 years of the Lease Term shall be $455,000.00 ("Tenant's Contribution"). Any unused or unamortized portion of Tenant's Contribution shall carry forward into any renewal term of the Lease, if applicable, and the maximum liability for such during the renewal term of the Lease shall be $455,000.00 plus the unused or unamortized portion of the Tenant's Contribution from the initial term of the Lease.

*In no event shall the cost applicable to such wall hangings, fixtures, paintings and statues increase during the initial term or any renewal thereof.

       ** For instance, if in the first year of the lease term, Landlord is not required to make any expenditures for a change in law, all .50/RSF/YR ($65,000.00) chargeable in such lease year shall be added to the $.50/RSF/YR chargeable in the second year of the lease term. Thus, making such chargeable expenditures equal to $1.00/RSF/YR ($130,000.00 assuming no change in RSF) in such second year.

       If Landlord or Tenant desire to make any expenditures that are reasonably anticipated to reduce Building Operating Costs, the parties may enter into any cost-sharing agreement with respect to such expenditure as they see fit at or prior to either party's incurrence of such expenditures.

             Real estate taxes also shall be deemed to include all of Landlord's expenses, including, but not limited to, attorney's fees incurred by Landlord in any effort to minimize such taxes, whether by contesting proposed increases in assessments or by any other means or procedures appropriate in the circumstances.

          C. Within one-hundred-twenty (120) days after the beginning of each calendar year, commencing on January 1 of the year following the year of the Lease Commencement Date, Landlord shall give Tenant a statement of Landlord's estimate of Building Operating Costs. Annually, after assessing past and estimated future operating costs data, Landlord may adjust the monthly operating cost payment provided for herein upward or downward to reflect more accurately the anticipated monthly costs. All payments due at least thirty (30) days after the revision notice shall be payable at the new rate and in twelve (12) equal monthly installments.

             As of the end of each calendar year, Landlord shall compute the actual costs of operating the Building for the previous twelve (12) month period (if the Building has been operating for less that 12 months, the cost of operating the Building for a year shall be determined by dividing the actual operating costs by the number of days of actual operation and multiplying by
365). Landlord shall deliver to Tenant notice of such cost and the amount due, if any, from Tenant as soon as reasonably practical. Tenant shall reimburse Landlord within thirty (30) days after notice of any deficiency between estimated operating costs and actual costs. In the event of overpayment by Tenant, Landlord shall apply the excess to the next successive installments of Rent due hereunder, including Rent due under any extensions of the Lease, unless there are no further Rent payments due from Tenant, in which case Landlord shall pay such excess to Tenant within ten (10) days of such notice from Landlord.

             Landlord shall, upon Tenant's written request, make available to Tenant or Tenant's Representative(s) a written accounting complete with receipts, invoices, service contracts, cancelled checks and other backup information reasonably requested by Tenant showing how Building Operating Costs were calculated for the Building for any year. In the event Tenant objects to the statement of Building Operating Costs for any year, Tenant and Landlord agree to cooperate in good faith to resolve any such objection. The foregoing notwithstanding, Tenant shall in no way be relieved of its obligation to pay Tenant's Pro Rata Share of Building Operating Costs as calculated by Landlord during the period in which it is cooperating with Landlord to resolve any objections as provided herein.

       4. UTILITIES:

          Landlord, in its name, shall, provide to the Leased Premises the following utility services: water, sewer, electricity, electrical metering and gas. Utility charges whether separately metered or not shall be treated as Building Operating Costs. Landlord does not warrant that any of the utility services will be free from interruption caused by Unavoidable Delay, as defined in Paragraph 23 below.

       5. BUILDING SERVICES:

          Landlord shall provide services to Tenant which are comparable to services provided at other first class suburban office buildings in southeast Denver. Landlord agrees to maintain all parking and exterior common areas, which maintenance shall include lighting, gardening, cleaning, sweeping, painting and window cleaning; and to provide for the Leased Premises and the Building such other services, as reasonably requested by Tenant from time to time on a reasonable billable basis including, but not limited to, air-cooling, heating and interior janitorial services, which interior janitorial services are listed on EXHIBIT C attached hereto and made a part hereof. Landlord shall maintain and repair the exterior of the Building, its structural portions and the roof. The services to be provided by Landlord according to this Paragraph 5 shall be deemed to be "Building Services". The cost of Building Services shall be considered a Building Operating Cost.

          Landlord shall not be liable in any event, nor shall Rent be abated, because of interruption of Building Services. The foregoing notwithstanding, if any interruption of Building Services causes the Leased Premises to be untenantable for a period of at least five (5) consecutive business days, Rent shall be abated proportionately.

       6. INSURANCE, INDEMNITY:

          A. Landlord shall secure and maintain throughout the term of this Lease the following insurance coverage which Landlord deems reasonable (the cost of which shall be a Building Operating Cost) in amounts and form within Landlord's reasonable discretion:

             (1) Fire insurance with extended coverage endorsements attached in the amount of the full insurable value of the Building;

             (2) Comprehensive public liability insurance (including bodily injury and property damage insurance) for the Building; and

             (3) Rental abatement insurance against abatement or loss of rent in case of fire or other casualty.

             Landlord may, but is not obligated to, purchase such other insurance customarily purchased, from time to time, by first-class office building owners and managers in the Denver, Colorado area and treat the cost thereof as a Building Operating Cost.

          B. Tenant shall, at its own expense, procure and maintain throughout the term of this Lease:

             (1) Comprehensive public liability insurance, without deductible, insuring Tenant's activities with respect to the Leased Premises against loss, damage or liability for personal injury or death, Landlord's damage to property or commercial loss occurring on or about the Leased Premises, in amounts no less than $1,000,000 combined single limit; and

             (2) Workmen's compensation insurance in at least the statutory amounts with respect to any work or other operation in or about the Leased Premises.

             Landlord and Landlord's mortgagee, if any, shall be named as additional insureds under such insurance and such insurance shall be primary and noncontributing with any insurance carried by Landlord. The liability insurance policy shall contain endorsements requiring thirty (30) days notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord, as a condition precedent to taking occupancy of the Leased Premises, a Certificate or Certificates evidencing such insurance and including an appropriate waiver of subrogation clause, as described in Paragraph 7 below. Tenant, as a material part of the consideration be rendered to Landlord, hereby waive all claims against Landlord for injury to persons or property sustained by Tenant, its agents, employees, invitees, so long as such injuries are covered by Tenant's liability insurance.

          C. Except to the extent proceeds are paid from Landlord's insurance, Tenant shall indemnify and hold Landlord harmless from and against all demands, suits, fines, liabilities, losses, damages, costs and expenses (including legal expenses) which Landlord may incur or become liable for as a result of any breach by Tenant, its agents, employees, officers, contractors, invitees or licensees of the terms or covenants of this Lease.

       7. WAIVER OF SUBROGATION:

          Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any casualty loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, or personal property (building contents) within the building and/or Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and if necessary, to have the insurance policies properly endorsed.

       8. REPAIRS:

          Except for Building Services provided by Landlord, Tenant agrees to maintain in a clean, orderly and sanitary condition, and keep in good repair, the interior of the Leased Premises, ordinary wear and tear and damage caused by Landlord excepted. Such maintenance and repair shall be at the sole cost of Tenant and shall include but not be limited to the maintenance and repair of floor covering, ceilings and walls, front and rear doors, and all interior glass on the Leased Premises. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for five (5) days after written notice from Landlord, Landlord may perform any such required maintenance and repairs and the cost thereof shall be additional Rent payable by Tenant within ten (10) days of receipt of any invoice from Landlord.

       9. TENANT'S PROPERTY:

          Furnishings, trade fixtures and moveable equipment, if any, paid for and installed by Tenant, shall be the property of Tenant, including but not limited to Tenant's phone system, computer systems and equipment. Any furnishings, trade fixtures and moveable equipment paid for by Landlord, shall be considered the property of Tenant, if Tenant has reimbursed Landlord for the cost of such property. On expiration of this Lease, if there is then no Event of Default, Tenant may remove any such property and shall remove any such property if directed by Landlord. Tenant shall repair and/or reimburse Landlord for the cost of repairing any damage resulting from removal of Tenant's property. If Tenant fails to remove such property as required under this Lease, Landlord may do so and Landlord shall not be liable for any loss or damage to the property of Tenant which may occur during Landlord's removal thereof.

      10. IMPROVEMENTS AND ALTERATIONS BY TENANT:

          Tenant may make such additional improvements or alterations to the Leased Premises which it may deem necessary or desirable, but only with Landlord's prior written approval (which approval shall not be unreasonably withheld). Any such improvements or alterations by Tenant shall be done, at Tenant's expense, by a licensed contractor approved by Landlord in conformity with plans and specifications reasonably approved by Landlord. All work performed shall be done in a good and workmanlike manner and with materials (which are specifically described in the specifications) of the quality and appearance comparable to those in the Building, and shall become the property of Landlord. Prior to the commencement of any work or delivery of any materials to the Leased Premises, Tenant shall furnish Landlord, for its approval, copies of the following:

               (a) plans and specifications;

               (b) names and addresses of contractors;

               (c) copies of contracts;

               (d) necessary permits; and

               (e) such other items as may be reasonably requested by Landlord to protect itself in connection with the work.

      11. CASUALTY:

          If the Leased Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Landlord shall, except as provided below, proceed with reasonable diligence to rebuild and restore the Leased Premises, or such part thereof as may be destroyed or damaged, and during the period of such rebuilding and restoration, this Lease shall remain in full force and effect, and Rent shall be abated in the same ratio as the square footage in the portion of the Leased Premises rendered untenantable, if any, shall bear to the Total Square Footage of the Leased Premises. If Landlord shall reasonably determine that such destruction or damage cannot be rebuilt and restored within one hundred twenty
(120) days, it shall so notify Tenant within thirty (30) days after the occurrence of such damage or destruction. In such event, either Landlord or Tenant may, within twenty (20) days after such notice, terminate this Lease. If neither party terminates this Lease during such twenty (20) day period, this Lease shall remain in effect and Landlord shall diligently proceed to rebuild and restore the Leased Premises, and Rent shall abate as set forth above.

          Anything to the contrary notwithstanding, in the event the Leased Premises are rendered untenantable due to the fault or neglect of Tenant, its agents, employees, visitors or licensees, there shall be no abatement of Rent as provided above, except to the extent such loss of Rent shall be payable from the proceeds of the rental abatement insurance maintained by Landlord in accordance with Paragraph 6 above.

      12. ASSIGNMENT, LETTING AND SUBLETTING:

          A. Tenant, its legal representatives and successors in interest, shall not assign, let or sublet, or permit assigning, letting or subletting of this Lease, the Leased Premises or any part thereof, respectively, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Any approval of Landlord, unless specifically stated therein, shall not relieve Tenant from its obligations under this Lease.

          B. In addition to any other reasonable basis, Landlord shall be deemed to be reasonably withholding its consent to any such assignment, letting or subletting, if such assignment, letting or subletting would result in the assignment, leasing or subleasing of the Leased Premises to:

             (2) a party whose business is of a character which does not, in Landlord's opinion, comport with the character of the Building.

          C. If Tenant sublets the Leased Premises, one-half of any rent or other payment received by Tenant from a sublessee in excess of the Rent Tenant is obligated to pay to Landlord hereunder shall be paid to the Landlord as additional Rent.

          D. If Tenant wants to assign, let or sublet greater than 50% of the Leased Premises, Landlord has the right to cancel the Lease and take back the Premises. Landlord is not required to cancel the Lease and any obligations under the Lease prior to cancellation are still required to be performed or paid. Tenant shall have the right, without Landlord's prior written consent to assign or sublease all or any portion of the Premises to a subsidiary or affiliate of Tenant, including but not limited to a parent of Tenant or affiliates or subsidiaries of Tenant or parent. However, Tenant or its successors shall remain liable for the lease obligations.

          E. Tenant may mortgage or otherwise may encumber its leasehold interest, provided that such encumbrance shall not be deemed to be a consent by Landlord to the assignment of Tenant's rights or obligations hereunder. Tenant shall only be required to seek Landlord's prior written consent, which consent shall not be unreasonably withheld, if Tenant is securing its financing solely with its leasehold interest.

      13. LIENS:

          Tenant shall keep the Leased Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligation incurred by Tenant. In the event a lien is filed against Tenant, the Leased Premises or the Building on account of any work performed, materials furnished or obligations incurred by Tenant, at the written request of Landlord, Tenant shall post a bond, or other security reasonably satisfactory to Landlord, as protection against any expenses, cost or liability incurred by Landlord as a result of such lien. The bond shall be posted (or other security acceptable to Landlord shall be provided) within ten (10) business days of receipt of such written request by Landlord, or Landlord shall have the option to terminate this Lease in accordance with Paragraph 21 below.

      14. CONDEMNATION:

          If the whole or any part of the Leased Premises, excluding parking areas, shall be taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining term shall be reduced in the proportion that the Total Square Footage of the Leased Premises is reduced by the taking. If a partial taking or sale of the Building or of the parking spaces on the Leased Premises (i) substantially reduces the area of the Building or reduces the parking spaces by more than five percent (5%) resulting in a substantial inability of Tenant to use the Leased Premises for the Permitted Purpose as determined by Tenant in its reasonable discretion, Tenant may terminate this Lease by notice to the Landlord within thirty (30) days after the Tenant receives a written notice of the portion to be taken or sold, to be effective one-hundred-eighty (180) days thereafter, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenants trade fixtures and relocation costs, provided such awards do not reduce Landlord's award. Nothing contained herein shall diminish Tenant's right to deal on its own behalf with the condemning authority.

Notwithstanding the foregoing, if there is alternate space on the Leased Premises to construct additional parking spaces or if there is parking available within a one thousand (1,000) feet distance from the Leased Premises, which Landlord is able to secure on behalf of Tenant, Tenant shall not be allowed to terminate this lease if Landlord provides such alternative parking arrangements.

      15. CONSTRUCTION CONDITIONS/CONDITION OF LEASED PREMISES:

          A. Tenant, with Landlord's reasonable approval of the general contractor's and/or subcontractor's qualifications shall have the right to select the space planner, architect, engineers and general contractor and/or subcontractors whom Landlord utilizes to construct the improvements (the "Tenant Improvements") to the Leased Premises, pursuant to the Work Letter Agreement (hereinafter "Work Letter Agreement") executed by Landlord and Tenant [or subsequent work letters if Tenant exercises the option(s) to expand provided herein]. Tenant shall bear the expense of constructing the improvements, except for Article 6 of Addendum No. I which costs shall be at Landlord's sole cost and expense, as provided in the Work Letter Agreement and Tenant may use or may direct the Landlord to use the construction company of Tenant's choice for initial and future improvements. Landlord shall have the right to use its own construction company for Article 6 of Addendum No. I, which costs shall be at Landlord's sole cost and expense.

          B. Landlord shall bear the risk of loss to the Tenant Improvements for any space of the Leased Premises until the Lease Commencement Date for that space occurs. Tenant or Tenant's Representative(s) may inspect the Tenant Improvements at reasonable times so long as such inspections do not interfere with construction activities. Tenant, by working through Landlord regarding issues of quality, shall have the right to exercise control over space planner, architect, engineers and the construction and persons performing construction activities on the Leased Premises. Acceptance by Tenant of the Certificate of Occupancy for the Leased Premises shall indicate that Tenant accepts the Leased Premises with the Tenant Improvements as being in the condition called for by this Lease, except for those items set forth in the punch-list provided by Tenant following delivery of space to Tenant by Landlord and except defects of Tenant Improvement's which Tenant shall give notice to Landlord which Landlord will remedy in a timely fashion.

          C. The parties have executed the Work Letter Agreement (attached as Exhibit H).

      16. OCCUPANCY, LEASE COMMENCEMENT DATE:

          The Leased Premises shall be ready for occupancy on such dates that the Tenant Improvements are substantially completed in accordance with Paragraph 15 above, subject only to items which will not materially affect the use of Leased Premises for the Permitted Purpose. In the event of a delay in occupancy, this Lease shall not become void or voidable (unless such delay continues for more than one-hundred-eighty (180) days, and is not due to the fault of Tenant, in which case either party may terminate this Lease). Prior to occupying the Leased Premises, Tenant shall execute and deliver to Landlord a letter in the form attached hereto and made a part hereof as EXHIBIT D, acknowledging the Lease Commencement Date of the Leased Premises.

      17. RULES AND REGULATIONS:

          Tenant covenants that Tenant and its agents, employees, invitees, or those claiming under Tenant will at all times observe, perform and abide by all reasonable rules and regulations promulgated by Landlord, from time to time, as long as such rules and regulations do not conflict with, or unreasonably modify, any provision of this Lease. Landlord's rules and regulations in effect on the date hereof are attached hereto and made a part hereof as EXHIBIT E.

      18. PARKING:

          After HRCC vacates the Building, Tenant and its employees and invitees shall have the exclusive privilege to use the surface parking indicated on Exhibit B-1, pursuant to the rules and regulations relating to parking adopted by Landlord from time to time. Tenant and its employees and invitees shall have the exclusive privilege to use the Authorized Number of Parking Spaces as set forth in Paragraph 1.I. hereof, pursuant to the reasonable rules and regulations relating to parking adopted by Landlord from time to time. Tenant agrees not to overburden the surface parking facilities and agrees to cooperate with Landlord and other tenants in the use of such facilities. Landlord reserves the right in its reasonable discretion to determine whether parking facilities are becoming overcrowded and, in such event, to take such steps necessary to correct such condition including, but not limited to policing and towing.

      19. ACCESS:

          Tenant shall permit Landlord to enter the Leased Premises at reasonable times for the purpose of inspecting, altering and repairing the Leased Premises and ascertaining compliance by Tenant with the provisions of this Lease. During the last twelve (12) months of the Lease term, Landlord may also show the Leased Premises to prospective purchasers or renters during regular business hours and upon reasonable notice, provided that Landlord shall not unreasonably interfere with Tenant's business operations.

      20. SIGNS:

          All signs and symbols placed in the doors or windows or elsewhere about the Leased Premises, or upon any other part of the Building, including building directories, shall be subject to the reasonable approval of Landlord. Tenant, at Tenant's sole cost shall have the right to place a sign(s) on the Building and the grounds subject to Landlord's (so long as such complies with municipal codes and regulations) reasonable approval and upon termination of the Lease, Tenant shall restore the Building and the ground, to its prior condition.

          Tenant shall be entitled to place signs within the interior of the Leased Premises without having first obtained Landlord's approval. Upon expiration of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost thereof charged to Tenant as Rent hereunder.

      21. TENANT'S DEFAULT:

          It shall be an "Event of Default" if (i) Tenant shall fail to pay any monthly installment of Rent or any other charge or payment required of Tenant hereunder within ten (10) business days of written notice; (ii) Tenant shall violate or fail to perform any of the other material conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for a period of twenty (20) business days after written notice thereof to Tenant by Landlord, provided, however, that if Tenant commences to cure such default within said 20 day period and cures within 90 days after written notice thereof, then such default shall not be deemed an Event of Default; (iii) Tenant shall make a general assignment for the benefit of its creditors or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above which is not dismissed within sixty (60) days after filing; (v) a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property.

          If an Event of Default occurs, then Landlord may either:

          (i) give Tenant written notice of Landlord's intention to terminate this Lease on the date of such given notice or any later date specified therein, and on such specified date all of Tenant's and Landlord's rights and obligations under this Lease, except as expressly reserved, shall cease, Landlord's written notice shall operate as a notice to quit, and Landlord may proceed to recover possession of the Leased Premises by any lawful means, including by reentry and repossession; the obligation of Tenant to pay and the right of Landlord to recover all Rent and other charges accrued up to the time of termination or recovery of possession by Landlord, whichever is later, together with the costs of collection, including reasonable attorneys' fees, subject to Paragraph 25, shall survive termination of the Lease; or

          (ii) without further notice, except as is required by law, reenter and take possession of the Leased Premises, or any part thereof, and repossess the same as Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove the effects of either or both without being deemed guilty of any manner of trespass, without being deemed to have elected to terminate this Lease, and without prejudice to any remedies for arrears of rent, preceding breaches of covenants, or loss of profits; after reentering and repossessing the Leased Premises without terminating this Lease, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof, on behalf of Tenant for such term or terms and at such rent or rents, and upon such other terms and conditions, as Landlord may deem advisable in its sole reasonable discretion (including concessions, free rent and payment of commissions) with the right to make alterations and repairs to the Leased Premises.

          In the event Landlord does not elect to terminate this Lease, but on the contrary elects to take possession, then such repossession shall not relieve Tenant of its obligations and liability under this Lease, all of which shall survive such repossession. In the event of such repossession, Tenant shall pay to Landlord as Rent all Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any reletting or the value of Landlord's use, if any, of the Leased Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, expenses of employees, costs of alterations, expenses of preparation for reletting, rental concessions and free rent. Tenant shall pay such Rent to Landlord on the days on which the Rent would have been payable hereunder if possession had not been retaken.

          Any damage or loss sustained by Landlord following Landlord's election to reenter and repossess the Leased Premises without terminating this Lease may be recovered by Landlord, at Landlord's option, (i) at the time of the reletting, (ii) in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or (iii) be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term. Although Landlord has no obligation to relet the Leased Premises for Tenant's Account subject to Landlord's duty to mitigate its damages following Landlord's election to reenter and repossess the Leased Premises without terminating this Lease, if after so repossessing the Leased Premises Landlord undertakes reasonable efforts for a period of ninety days to relet the Leased Premises for Tenant's account and Landlord is unable to find a new tenant for the Leased Premises and relet the Leased Premises on behalf of the Tenant upon such terms and conditions as Landlord may deem advisable, in its sole discretion, then Landlord may, at its option exercisable by written notice and demand to Tenant, elect to accelerate all Rent due for the remainder of the Term (determined as if there had been no Event of Default) and Tenant shall immediately pay Landlord the present value (discounted at 10%) of the Rent due for the remainder of the Term, together with all expenses and costs, including reasonable attorneys' fees, incurred by Landlord, reduced by the reasonable rental value of the leased premises for the remainder of the term.

          In the event this Lease is terminated pursuant to the provisions of this Section, or terminated pursuant to a proceeding for possession under the Colorado Forcible Entry and Unlawful Detainer Statutes, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an amount equal to the amount of Rent reserved in this Lease for the balance of the Term reduced to present value by a discount factor of 10% and further reduced by the reasonable rental value of the leased premises for the remainder of the term, plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts.

          The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease; provided, however, that Landlord's right to accelerate rent shall not apply to an anticipatory breach of the terms of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

          Notwithstanding anything to the contrary contained herein, an Event of Default shall not occur if:

          (i) Tenant makes a general assignment for the benefit of its creditors or files a petition in bankruptcy or other reorganization, liquidation, dissolution or similar relief;

          (ii) a proceeding is filed against Tenant seeking any relief mentioned in (i) above which is not dismissed within sixty (60) days after filing; or

          (iii) a trustee, receiver or liquidator is appointed for Tenant or a substantial part of its property,

          so long as Intelligent Electronics, Inc., performs all of Tenant's obligations under this Lease.

      22. REMOVAL OF PROPERTY:

          In an Event of Default, Landlord shall have the right, but not the obligation, to remove from the Leased Premises all personal property, fixtures, furnishings and other property located therein, and to store such property in any place selected by Landlord, including, but not limited to, a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property seven (7) days after notice to Tenant, after it has been stored for a period of thirty (30) days or more. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of other sums of money which may then be due from Tenant to Landlord under any of the terms hereof, the balance, if any, to be paid to Tenant.

      23. QUIET ENJOYMENT, INABILITY TO PERFORM:

          A. If, and so long as, Tenant pays Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance or molestation by Landlord, subject to the terms, covenants and conditions of this Lease and the Superior Instruments, as defined and provided in Paragraph 35 below.

          B. Landlord shall pay all taxes and assessments so as not to jeopardize Tenant's use of the Leased Premises. The foregoing notwithstanding, Landlord shall be entitled to contest any tax or assessment which it deems to be improperly levied against the Building so long as Tenant's use of the Leased Premises is not interfered with.

          C. Except as provided in this Lease, this Lease and the obligations of Tenant to pay Rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed shall be in no way affected, impaired or excused because Landlord, due to Unavoidable Delay, is (a) unable to fulfill any of its obligations under this Lease, or (b) unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations, or (c) unable to supply or is delayed in supplying any equipment or fixtures. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

          "Unavoidable Delay" shall mean any and all delays beyond Landlord's reasonable control, including without limitation, delay caused by Tenant, governmental restrictions, governmental regulations or controls other than Landlord's failure to comply with such requirements, undue delays by governmental authorities, order of civil, military, or naval authority, governmental preemption, strikes, labor disputes, lockouts, shortages of labor or materials, inability to obtain materials or reasonable substitutes therefore, acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, enemy action, civil commotion, riot or insurrection, delays in obtaining governmental permits or approvals or any other cause beyond Landlord's reasonable control.

      24. HOLD OVER TENANCY:

          If (without execution of a new lease or written extension) Tenant shall hold over after the expiration of the term of this Lease, Tenant may, at Landlord's election, be deemed to be occupying the Leased Premises as a tenant from month to month, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay to Landlord 100% of Tenant's then current Rent as adjusted in paragraph 3 of the lease, as set forth herein, unless notified by Landlord to vacate the Premises upon termination, then the rate shall be 150% of Tenant's then current rent as adjusted in paragraph 3 of the lease, and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable. The foregoing notwithstanding, in the event Landlord and Tenant are negotiating in good faith over the extension of the Lease Term for a period exceeding the renewal period, if any, contemplated in Paragraph 39 below, Tenant shall pay Rent at the same rate as was due during the then current renewal period, for a period not to exceed sixty (60) days following the termination date of such renewal period. At the end of such sixty
(60) day period, Tenant agrees to pay to Landlord Tenant's Share of Building Operating Costs and 150% of the then current Rent until Tenant's occupancy is terminated.

      25. ATTORNEYS' FEES:

          In the event suit is brought for the recovery of any Rent due under this Lease, or for the breach of any covenant or condition of this Lease, or for the restitution of the Leased Premises to Landlord and/or eviction of Tenant during said term, or after the expiration thereof, the party prevailing in any such legal action shall be entitled to an award for all legal costs and expenses, including, but not limited to, a reasonable sum for attorneys' fees.

      26. AMENDMENT, WAIVER:

          This Lease constitutes the entire agreement between the parties. This Lease shall not be amended or modified except in writing by both parties, certified and sealed by Tenant's acting corporate secretary. No covenant or term of this Lease shall be waived except with the express written consent of the waiving party whose forbearance or indulgence in any regard shall not constitute a waiver of such covenant or term. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

      27. NOTICES:

          All notices required by this Lease shall be in writing, sealed in an envelope and delivered in person, or mailed by U.S. Registered or Certified mail, return receipt requested, postage prepaid, to the address specified below:

          A. If intended for Landlord:

             Quebec Court Joint Venture No. 2
             6312 S. Fiddler's Green Circle, #350N
             Englewood, Colorado 80111
             Attn: Property Manager

          B. If intended for Tenant:

             Intelligent Advanced Systems, Inc.
             5700 S. Quebec Street
             Englewood, Colorado  80111
             Attn: Vice President of Finance

          C. With copy to:

             Intelligent Electronics
             411 Englewood Boulevard
             Exton, PA  19341
             Attn:  Corporate Counsel

or to such other addresses as either party designates by notice, as provided in this paragraph, to the other party, from time to time. Notice shall be effective as of the date actually received or the date the acceptance is refused by the recipient.

      28. BINDING EFFECT, GENDER:

          Subject to the provisions in Paragraph 12, this Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

      29. ADDENDA AND ATTACHMENTS:

          The typewritten addenda, exhibits or supplemental provisions, if any, attached or added hereto, are made a part of this Lease by reference and the terms thereof shall control over any inconsistent provisions in the paragraphs of this Lease.

      30. LIMITATION OF LANDLORD'S LIABILITY/INDEMNIFICATION:

          The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Landlord for satisfaction of any liability in respect to this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction or for any deficiency judgement should Tenant be unable to satisfy any liability owed to it.

          Landlord shall not be liable to Tenant or to Tenant's employees, agents or visitors, or to any other person or entity, whomsoever, for any injury to person or damage to or loss of property on or about the Leased Premises or the Building caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or of any other person entering the Building under the express or implied invitation of Tenant, or arising out of the use of the Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder or resulting from any other cause except Landlord's negligence, and Tenant hereby agrees to indemnify Landlord and hold it harmless from any loss, expenses or claims arising out of such damage or injury.

      31. LANDLORD'S RESERVED RIGHTS:

          Without notice and without liability to Tenant, Landlord shall have the right to:

          (1) Change (i) the name of the Building, and (ii) the street address of the Building if required to do so by an appropriate authority;

          (2) Install and maintain reasonable signs on the exterior of the Building;

          (3) Make reasonable rules and regulations as, in the judgment of Landlord, may from time to time, be needed for the safety of the tenants, the care and cleanliness of the Building, and the preservation of good order therein. Tenant shall be notified in writing when each such rule and regulation is promulgated;

          (4) Grant utility easements or other easements to such parties, or replat, subdivide or make such other changes in the legal status of the land underlying the Building, as Landlord shall deem necessary, provided such grant or changes do not substantially or materially interfere with Tenant's use of the Leased Premises as intended under this Lease; and

          (5) Sell the Building and assign this Lease to the purchaser (and upon such assignment be released from all of its obligations under this Lease which accrue after such assignment). Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise and to recognize such person as Landlord under this Lease, as provided more fully in Paragraph 35 below.

      32. OFFSET STATEMENT:

          Within twenty (20) days after request therefore by either party or its agents, successors or assigns, the other party shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to the requesting party or parties identified by the requesting party, together with a true and correct copy of this Lease, certifying, if applicable (i) that this Lease is in full force and effect, without modification, (ii) the amount, if any, of prepaid rent and security deposit paid by Tenant to Landlord, (iii) that the other party as of the date of the certificate, has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding, or other excuses for the other's performance under this Lease, or stating those claimed by Tenant, and (iv) any other fact reasonably requested by either parties' or such proposed mortgagee or purchaser, which does not modify or conflict with either parties' rights under this Lease. The other party's failure to deliver said statement in time shall be conclusive upon the requesting party: (a) to the best knowledge of the other party, that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance and Tenant has no right of offset, except as set forth in Section 3.A hereof, counterclaim defenses or deduction against Rent or Landlord hereunder; and (c) that no more than one period's rent has been paid in advance.

      33. ACCORD AND SATISFACTION:

          No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, or support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary.

      34. SEVERABILITY:

          The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be finally held to be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to or otherwise affect any other term of this Lease, and the unaffected terms hereof shall remain in full force and effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein. The above notwithstanding, if any provision of this Lease shall be finally held to be invalid or unenforceable, and such term substantially and adversely affects the amount of Rent to be received by Landlord, or the nature of its obligations to Tenant, or otherwise affects the economic bargain agreed to by Landlord in this Lease, Landlord shall have the additional option of terminating this Lease. Such right shall be exercised, if at all, by delivering notice to Tenant within thirty (30) days after any final judgment declaring a provision of this Lease invalid or unenforceable, stating a date of termination no sooner than ninety
(90) days from such notice.

      35. SUBORDINATION:

          The rights of Tenant hereunder are, and shall be, at the election of any mortgagee, subject and subordinate to the lien of any deeds of trust, mortgages, the encumbrance of any leasehold financing, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building of which the Leased Premises are a part, and to all advances made, or hereafter to be made upon the security thereof (hereafter referred to as the "Superior Instruments"). The foregoing notwithstanding, for any liens or Superior Instruments filed of record after the execution of this Lease, the rights of Tenant under this Lease shall not be subject or subordinated to such liens or Superior Instruments unless the holders thereof execute an agreement in form and substance similar to the agreement attached hereto as EXHIBIT F (the "Subordination, Nondisturbance and Attornment Agreement"). If requested, Tenant agrees to execute whatever reasonable documentation may be required to further effectuate the provisions of this paragraph.

There are no superior instruments in existence as of Lease execution.

          Tenant agrees to attorn to any purchaser of the Building, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure, in return for and upon delivery to Tenant by such purchaser or mortgagee, as the case may be, of an agreement substantially in the form of the Subordination, Nondisturbance and Attornment Agreement.

      36. TIME:

          Time is of the essence hereof.

      37. APPLICABLE LAW:

          This Lease shall be construed according to the laws of the State of Colorado and venue shall be in Arapahoe County, Colorado.

      38. BROKER'S INDEMNIFICATION:

          As part of the consideration for the entering into this Lease, Tenant and Landlord represent and warrant to each other that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease except the Broker of Record, and Tenant and Landlord agrees to indemnify each other against any loss, expenses, cost or liability incurred by the other as a result of a claim by any broker or finder claiming through either party.

      39. RENEWAL OPTIONS:

          Landlord hereby grants Tenant one (1) option to extend the term of the Lease for a seven (7) year period. Except as provided herein, each option is granted on the same terms and conditions provided for in the Lease, except for the Rent, and Lease Term. Tenant shall accept the Leased Premises in its then "as-is" condition except for improvements mentioned below and accept further that no concessions or other privileges granted to Tenant as provided in the Lease or any addendum thereto, shall be granted to Tenant during the extension period. The Rent for the extension period shall be as follows:

                                    MONTHLY                      ANNUAL RENT
       PERIOD                         RENT                     PER SQUARE FOOT
       ------                     -----------                  ---------------
Option 1/1/02-12/31/08            95% of FMRV                    95% of FMRV

          Such option to extend may be exercised only (i) upon written notice by Tenant, certified and sealed by Tenant's acting corporate secretary on or before six (6) months prior to the end of the Lease Term; and (ii) if Tenant is not in default under the Lease, both at the time the option is exercised and at the time the extension period begins.

          The extension shall be at the Fair Market Rental Value (FMRV), and upon all other terms and provisions of this Lease, except no concessions or other privileges as provided in the Lease or any addendum thereto, shall apply to the extension period. FMRV shall be the Rent calculated at the then prevailing rate for similar space in comparable buildings located in the market area in which the Building is located, taking into account that the then prevailing rate shall be the prevailing rate charged by Landlord for renewal terms and not the prevailing rate charged by Landlord for the initial term of a lease, with Landlord to provide a fair market improvement allowance for a renewal.

          Said FMRV shall be declared by the Landlord in writing to the Tenant seven (7) months prior to the termination of the Lease. Tenant shall have thirty
(30) days after Tenant notifies Landlord in writing of its intent to exercise its option to renew the Lease Term in which to dispute, in writing, Landlord's finding of FMRV, and failing such timely notice of dispute, Landlord's declared FMRV shall be deemed to be accepted by both parties. If within ten (10) working days of Tenant's registering its dispute of Landlord's declaration the parties have not agreed upon FMRV, it shall be established by arbitration under the rules of the American Arbitration Association then in effect. The parties hereto agree to prevail upon the American Arbitration Association to select qualified real estate brokers, appraisers or building managers to comprise the arbitration panel, and agree further that the FMRV established by the arbitration panel shall be binding. In the event the results of the arbitration are not known by the commencement of the option period, Tenant shall pay a rental equal to the Rent, as adjusted in accordance with Paragraph 3 of the Lease, payable in the month immediately preceding the termination of the Lease until such time as the FMRV has been established by the arbitration panel. Any adjustments necessitated by the determination of the arbitration panel shall be made forthwith, and the appropriate difference in payment, or refund, shall be paid within ten (10) days of the determination by the arbitration panel.

      40. SECURITY DEPOSIT: "Intentionally Deleted"

      41. MOVING CARRIERS:

          Tenant agrees that prior to selecting a carrier to move Tenant's property on or off the Leased Premises, Tenant shall (i) ascertain that such carrier is registered with the Interstate Commerce Commission and (ii) obtain the consent of Landlord to use such carrier, which consent shall not be unreasonably withheld. A valid reason for withholding consent shall include, but not be limited to, Landlord's previous experience with the carrier.

      42. GUARANTEE:

          Tenant agrees that at the time of execution of the Lease, Intelligent Electronics, Inc., shall provide a Guarantee of Lease which is acceptable to Landlord in the form provided in EXHIBIT G attached hereto and made a part hereof.

      43. SUBSTITUTE PREMISES: "Intentionally Deleted"

      44. OTHER:

          This Lease is executed as of the date first above written.

                                  TENANT:    Intelligent Advanced Systems, Inc.,
                                                  a Delaware corporation

                                              BY: /s/ Gregory A. Pratt
                                                  President
                                                  (Printed Name & Title)


                                 ACKNOWLEDGMENT

STATE OF PENNSYLVANIA    )
                         )ss.
COUNTY OF CHESTER        )

          The foregoing instrument was acknowledged before me on this 14th day of June, 1994, by Gregory A. Pratt of Intelligent Electronics, Inc.

Witness my hand and official seal.


                                                NOTARY PUBLIC
(S E A L)                                       s/s Paula C. Worn
                                                (Printed Name of Notary)



                                  LANDLORD:  QUEBEC COURT JOINT VENTURE NO. 2,
                                             a Colorado joint venture

                                  BY:  COLTEL I, INC., a Delaware corporation
                                       Joint Venturer

                                  BY:  /s/ Jerry Davidson, Senior V.P., Eastdil
                                           Advisors, Inc., Managing Agent


                                 ACKNOWLEDGMENT

STATE OF COLORADO        )
                         ) ss.
COUNTY OF ARAPA          )

          The foregoing instrument was acknowledged before me on this 22nd day of June, 1994, by Jerry Davidson as Senior Vice President, Eastdil Advisors, Inc., Managing Agent.

Witness my hand and official seal.

                                                /s/ Pauline A. Wooster
(S E A L)                                       NOTARY PUBLIC
                                                (Printed Name of Notary)

                                 ADDENDUM NO. I

     To Lease dated May 12, 1994 between Intelligent Advanced Systems, Inc., a Delaware corporation as Tenant, and QUEBEC COURT JOINT VENTURE, NO. 2 as Landlord.

1.   Relocation and Improvement Allowance:

     Landlord agrees to provide Tenant with a relocation and improvement allowance ("Allowance") of $1,298,000 of which Tenant shall have the right to expend as it sees fit for any and all costs associated with moving, analysis, design, purchase, construction and installation of materials, furniture, fixtures and equipment that Tenant desires to make in the Building including any relocation and ancillary costs associated with the occupancy. Beginning June 1, 1994, on the first business day of June, 1994 and on the first business day of each succeeding month thereafter, out of the funds and allowances to be provided by Landlord under the terms of this Lease, upon presentation of any invoice approved by Tenant or its authorized representative and upon receipt by Landlord of appropriate invoice related lien waivers from the general contractor and/or subcontractors, Landlord shall pay such invoices. If Tenant elects to have the Landlord build out the space according to the final space plan approved by the parties, Tenant shall notify Landlord of any funds expended out of the Allowance with the remainder of such funds available for construction. In addition, in the event any excess tenant improvements are requested by Tenant, John Madden Company, per a separate Letter Agreement, agrees to provide up to $500,000 in excess Tenant Improvement Allowance. Landlord shall have no liability for any amount of excess Tenant Improvement Allowance to be provided by John Madden Company per the separate Letter Agreement. This Lease shall not be contingent upon such excess Tenant Improvement Allowance, and the failure of the John Madden Company to provide such excess Tenant Improvement Allowance shall not be deemed to be a default of the Lease.

2.   Rent:

     Except as otherwise provided for in Paragraph 2B of the Lease, Tenant's Rent beginning 8/1/94 shall be based upon the square footage occupied by Tenant and shall exclude Suite 320 occupied by Human Resource Company of Colorado of approximately 7,942 rentable square feet.

3.   Early Possession:

     Tenant may have the right to early possession with the ability to occupy the space any time after lease execution for purposes of evaluation, design construction and operation of business. Early occupancy shall be under the terms of the lease except rent, which shall be at $6.00 per RSF per year which shall not commence prior to August 1, 1994.

4.   Greenwood Athletic Club:

     Landlord shall provide Intelligent Advanced Systems, Inc. with a $10,000.00 credit for membership at the Club.

5.   Existing Lease:

     Tenant and Landlord agree that the Lease between Quebec Joint Venture No. 2 and Intelligent Advanced Systems, Inc., dated August 10, 1993 and amended by the First Amendment to Office Lease dated November 19, 1993 shall become null and void upon full execution of this Lease and said space shall become a part of this Lease.

6.   Improvements to Building:

     Notwithstanding anything to the contrary contained in Exhibit H, Landlord agrees to make initial upgrades and improvements to the Building, at Landlord's sole cost and expense up to $135,000.00 (which costs shall not be added into Building Operating Costs), which upgrades and improvements shall be substantially in compliance with recommended upgrades and modifications in Paragraphs 4 through 6 of the attached Exhibit J with reasonable approval of design, materials and workmanship to be by Mark Clark of Michael J. Hutchinson & Associates, 1737 Central Street, Denver, CO 80211. Landlord shall bear all responsibility and all costs as part of the $135,000.00 referenced above for ensuring that all Building Systems, materials and components referenced in Exhibit H, Paragraph 2.03 shall comply with code and regulations of the governing public authority. In addition, Landlord shall contribute up to a $30,000.00 allowance for the upgrade of the entrance, lobby and common areas of the building, which costs shall not be added to Building Operating Expenses and Landlord shall at Landlord's sole cost and expense, upgrade/retrofit the existing lighting system with new electronic ballasts and T8 lamps, which costs shall not be added to Building Operating Expenses such that the level of quality and energy savings shall comply with building code. Such retrofit/upgrade shall be subject to reasonable review and approval of Tenant's electrical engineer, Mark Clark of Michael J. Hutchinson & Associates, and all costs associated with such upgrade work shall be at no cost to Tenant and shall not be included as a part of the $135,000 expenditure limitation referenced above not added to Building Operating Expense.

7.   Electrical Engineering:

     Mark Clark of Michael J. Hutchinson & Associates shall perform all electrical engineering and design associated with all work outlined in Exhibit J, plus all Tenant Improvement Work, at Tenant's discretion. In addition, Michael J. Hutchinson & Associates shall have the right to review, refer and approve the electrical subcontractor performing the scope of work outlined in Exhibit J, and other improvements for Tenant, regarding such subcontractor's qualifications, pricing (including overtime wages) materials to be installed and work procedures and equipment used as well as having the right to approve the Contractor's supervision and control of the electrical subcontractor regarding the work to be performed.

8.   Space Planning Allowance:

     Landlord shall provide to Tenant a space planning allowance of $.10/RSF payable as specified upon written request by Tenant.

9.   Compliance with Laws:

     See Exhibit K attached hereto and made a part hereof.

10.  Joint Venture:

     The ownership of the building is a joint venture between the John Madden Company and a TREET (Telephone Real Estate Equity Trust) for the AT&T Pension Fund.

11.  Landlord's Consent:

     Whenever Landlord's consent is required during the lease term, it should not be unreasonable withheld, delayed or conditioned by Landlord.

12.  Satellite Device:

     Tenant shall have the right to place a satellite dish upon the roof subject to reasonable approval of Landlord and approval by municipal authority, pursuant to Satellite Letter Agreement #1 to be executed by both parties.

                                   EXHIBIT A

                            PLAN OF LEASED PREMISES

                                 GRAPHIC DRAWING

                                   EXHIBIT B

                               LEGAL DESCRIPTION

Condominium Unit B, Quebec Court Condominiums, according to the Condominium Map recorded February 25, 1981 in Book 49 at Page 28 and the Condominium Declaration (copy of such to be provided by Landlord) for Quebec Court Condominiums recorded February 25, 1981 in Book 3371 at Page 297, County of Arapahoe, State of Colorado.

                                   EXHIBIT B1

                      Parking Lot Exhibit - Quebec Court I

                                GRAPHIC DRAWING.

                                   EXHIBIT B2

                     Parking Lot Exhibit - Quebec Court II

                                GRAPHIC DRAWING.

                                   EXHIBIT C

                              JANITORIAL SERVICES


OFFICES:          Empty all waste receptacles. Empty and damp-wipe ashtrays.

                  Dust all horizontal surfaces with a chemically treated cloth Dust high and low areas (pictures, clocks, partition tops, etc.)

                  Vacuum all obvious dirt and dust. Remove all visible soil. Using tank vacuum or back-pack vacuum, vacuum corners, edges, and chairs and spot-vacuum all carpet areas.

                  Collect, remove and recycle whenever possible all trash from Building.

                  Using approved spotter, spot-clean carpeted area.

LOBBY: Dust mop all hard surface floors with treated dust mop. Mop all stains and spills, especially coffee and drip spills. Spot-clean all walls, light switches, and doors. Empty and damp-wipe ashtrays. Using a high-speed machine, spray buff all tile areas.

CORRIDORS:        Spot-clean all walls, light switches, and doors. Clean and polish all drinking fountains. Empty and damp-wipe ashtrays.
                  Fully vacuum all carpets from wall to wall. Using approved spotter, spot-clean carpeted areas.

RESTROOMS:        Clean and sanitize all restroom units including toilets,
                  urinals, and sinks; damp-wipe mirrors, polish chrome, wipe counters and dispensers, and empty trash. Machine-scrub all hard-surface floors using mild detergent. Dust and clean all return air vents. Wash all restroom partitions on both sides.

GLASS:            Clean both sides of all interior glass.

ELEVATOR CARPET:  Completely clean and vacuum carpeted elevators.

STAIRS, CARPET:   Police stairs for litter.
                  Vacuum and clean stairs.

                                   EXHIBIT D

                       LEASE COMMENCEMENT DATE STATEMENT

                             Date: _______________________

Quebec Court Joint Venture, No. 2                 Re: _________________________
6312 S. Fiddler's Green Circle, #350N             5700 S. Quebec Street
Englewood, Colorado  80111                        Englewood, Colorado  80111

Dear Quebec Court Joint Venture, No. 2:

     This letter is being delivered to you in accordance with Paragraph 16 of the Lease dated ____________________, 19___, between you and the undersigned, pertaining to the space referred to above (the "Lease").

     We hereby acknowledge that the Lease Commencement Date (as defined in the Lease) for the Leased Premises is ______________, 19___, and the date of expiration of the Term is ____________, 19___ .


                                    TENANT: Intelligent Advanced Systems Inc.,
                                            a Delaware corporation

WITNESS: ______________________     __________________________________________
          (Printed Name)                          (Printed Name & Title)

                                   EXHIBIT E

                             RULES AND REGULATIONS

1. The sidewalks, entrances, halls, corridors, elevators, and stairways of the Building shall not be obstructed or used as a waiting or lounging place by Tenant, or its agents, servants, employees, invitees, licensees, and visitors.

2. Landlord reserves the right to refuse admittance to the Building at any time other than between the hours of 7:00 a.m. and 6:00 p.m. weekdays, or 7:00 a.m. to 1:00 p.m. on Saturdays, to any person not producing either a key to the Leased Premises or a pass issued by Landlord or such other means of identification as established by Tenant and approved by Landlord from time to time. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

3. Landlord will furnish to Tenant the number of keys to each door lock in the Leased Premises as requested by Tenant, at a reasonable charge per key. No Tenant shall have any keys made for the Leased Premises; nor shall any Tenant alter any lock, or install new or additional locks or bolts on any door without the prior written approval of Landlord. If a lock alteration or installation is made, the new lock must accept the master key for the Building. Each tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys in such Tenant's possession for all locks and bolts in the Building. In the event Tenant's security system conflicts with the system stated above, the parties shall work cooperatively to modify such to the mutual satisfaction of each other, at Tenant's sole cost.

4. In order that the Building may be kept in a state of cleanliness, each Tenant shall, during the term of each respective Lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Leased Premises and Tenant shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Leased Premises. Tenant will see that:

     (a) the windows are closed;

     (b) the doors securely locked; and

     (c) all water faucets and other utilities are shut off (so as to prevent waste or damage), each day before leaving the Leased Premises.

     In the event Tenant must dispose of wooden crates, which will not fit into office waste paper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building or garage facility, excepting Tenant's own Leased Premises, for disposal. Other boxes and/or trash bags shall be disposed of by Landlord.

5. No iron safe or other heavy or bulky object shall be delivered to or removed from the Building, except by experienced safe men, movers or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord, immediately upon demand, by the Tenant, by, through or under whom such damage was done. There shall not be used, in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand-trucks except those equipped with rubber tires. Landlord is required to be reasonable regarding this provision.

6. The walls, partitions, skylights, windows, doors, and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed by any Tenant.

7. The toilet-rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweeping, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violations of this rule by Tenant or by Tenant's agents, servants, employees, invitees, licensees, or visitors, shall be borne by Tenant.

8. No sign, name, placard, advertisement, or notice visible from the exterior of any Leased Premises, shall be inscribed, painted or affixed by any Tenant on any part of the Building or Project without the prior written approval of Landlord. A directory containing the names of all Tenants of the Building shall be provided by Landlord at an appropriate place on the first floor of the Building.

9. No signaling, telegraphic, or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Leased Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under the control and direction of Landlord. Landlord retains, in all cases, the right to require:

     (a) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building;

     (b) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct; and

     (c) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (x) the number of the Leased Premises to which said wires lead, (y) the purpose for which said wires are used, and (z) the name of the company operating same. Landlord must be reasonable regarding this provision.

10.  Tenant, its agents, servants, or employees shall not:

     (a) go upon the roof of the Building;

     (b) use any additional method of heating or air conditioning the Leased Premises;

     (c) sweep or throw any dirt or other substance from the Leased Premises into any of the halls, corridors, elevators, or stairways of the Building;

     (d) bring in or keep in or about the Leased Premises any vehicles or animals of any kind;

     (e) install any radio or television antenna or any other device or item on the roof, exterior walls, windows, or window sills of the Building;

     (f) place objects against glass partitions, doors, or windows which would be unsightly from the interior or exterior of the Building; or

     (g) use any portion of the Leased Premises: (i) for the storage of merchandise for sale to the general public, (ii) for lodging or sleeping, (iii) for cooking (except that the use by any Tenant of Underwriter's Laboratory equipment for brewing coffee, tea and similar beverages or the use of by Tenant of a similarly approved microwave oven shall be permitted, provided that such use is incompliance with law), or (iv) for the selling or display of any goods, items or merchandise, either at wholesale or retail. Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Leased Premises, Building or garage facility, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building.

11.  Tenant shall not store or use in any Leased Premises:

     (a) any ether, naphtha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, kerosene or camphene;

     (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind; or

     (c) any other fluid, gas or material of any kind having an offensive odor.

12. No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building, and Tenant shall cooperate with Landlord in prevention and elimination of same.

13. Tenant shall give Landlord prompt notice of all accidents to, or defects in, air conditioning equipment, plumbing, electrical facilities, or any part or appurtenances of the Leased Premises.

14. The landscaped grounds adjacent to the Building shall be used for the enjoyment of Tenant, its agents, servants, and employees so long as such parties conduct themselves in a manner so as not to disturb, destroy, or litter said grounds. All parties using the grounds shall comply with all laws, ordinances, and rules and regulations of the city and/or county in which the Building lies.

                                   EXHIBIT F

             Subordination, Nondisturbance and Attornment Agreement

     THIS AGREEMENT made this _______ day of ___________________, 19___ by and among _____________________________________, with an office at _______________
_______________________ (the "Mortgagee"), and _________________________, with an address at ____________________ (the "Tenant"), and __________________, a
Colorado limited partnership, with its principal place of business at _______________________________________ (the "Borrower").

                                  WITNESSETH:

     WHEREAS, the Mortgagee is the holder of a First Deed of Trust and Security Agreement from the Borrower dated ______________, 19___, recorded with the ____________________________ on _______________, 19___ at Book ____ Page _____
(the "Mortgage"), which Mortgage covers certain property in Arapahoe County, Colorado, as more fully described in Exhibit "B" of the Lease; and;

     WHEREAS, by virtue of that certain lease ("Lease") dated _________, 19___ between the Borrower, as Landlord therein, and the Tenant, as Tenant therein, the Tenant has leased from the Borrower approximately ______ rentable square feet of space located in an office building at ___________________________ ____________________ (the "Premises"), which Premises are a portion of the property encumbered by the Mortgage ("Mortgaged Property");

     WHEREAS, the Tenant desires to be assured of continued occupancy of the Premises under the terms of the Lease and subject to the terms of the Mortgage;

     NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, receipt of which is hereby acknowledged, and in consideration of the Premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.   The Tenant hereby agrees:

     (a) subject to this Agreement, the Lease and the Tenant's leasehold estate and any and all estates, options, liens and charges therein contained or created thereby are, and shall be remain, subject and subordinate in all respects to the lien and effects of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications, consolidations or replacements thereof, with the same force and effect as if the Mortgage had been executed, delivered and duly recorded at the above-mentioned Recorder of Deeds, prior to the execution and delivery of the Lease;

     (b) from time to time, upon request by the Mortgagee, it shall forthwith provide the Mortgagee within ten days of such request with an estoppel certificate certifying that no defaults, claims, offsets or events, or situations which, with the passage of time, could become a default or the basis for a claim or offset against the Borrower by the Tenant, exist under the Lease or, if the same exist, certifying and describing such items as are in existence;

     (c) it will forward to the Mortgagee copies of any notice, claim or demand given or made by the Tenant to or on the Borrower, in all cases concurrently with forwarding same to the Borrower, such copies to be provided to the Mortgagee by the same method of mailing as the statement, notice, claim or demand was made or given to or on the Borrower;

     (d) without the prior written consent of the Mortgagee (i) no rent or other sums due under the Lease shall be paid more than thirty (30) days in advance of the due date therefore established by the Lease, except the security deposit, if any, (ii) no modifications shall be made in the provisions of the Lease nor shall the term be extended or renewed, except as provided therein, (iii) the Lease shall not be terminated by the Tenant except as provided therein nor shall the Tenant tender or accept a surrender of the Lease except incident to a termination provided for in said Lease, and (iv) it shall only sublet the Premises demised by the Lease or assign the Tenant's interest in the lease in accordance with the provisions of said Lease;

     (e) in the event of any act or omission by the Borrower which would give the Tenant the right to terminate the Lease or to claim a partial or total eviction, reduce rents or to credit or offset any amounts against future rents, the Tenant will not exercise such right (i) until it shall have given written notice of such act or omission to the Mortgagee, and (ii) until a reasonable time for remedying such act or omission shall have elapsed following such giving of notice; and if it so elects, the Mortgagee shall have the right to cure any default by the Borrower under the Lease, including, if necessary to cure such defaults, access to the Premises in accordance with the terms of the Lease.

     (f) notices required to be given to the Mortgagee under this Agreement will be given to any successor-in-interest of the Mortgagee under the Mortgage provided that, prior to the event for which notice is required to be given to the Mortgagee, such successor-in-interest of the Mortgagee shall have given written notice to the Tenant of its acquisition of the Mortgagee's interest therein, and designated the address to which such notice is to be directed;

     (g) in the event that the holder of the Mortgage (as now or hereafter constituted), or anyone claiming from or through any such holder, shall enter into and lawfully become possessed of the Mortgaged Property or the Premises, or shall succeed to the rights of the Borrower under the Lease, either through foreclosure of said Mortgage or otherwise howsoever, (i) the Tenant shall attorn to, and recognize, such holder or anyone claiming from or through such holder as its landlord under the Lease for the unexpired balance of the term of the Lease and any extension or renewal thereof, subject to all of the terms and conditions of the Lease, and (ii) the Tenant shall make all payments payable by the Tenant under the Lease directly to the holder of the Mortgage upon such holder's written instructions to the Tenant; and if, by operation of law, or otherwise, the institution of any action or other proceedings by the Mortgagee under the Mortgage or the entry into and taking possession of the Premises shall result in the cancellation or termination of the Lease or the Tenant's obligations thereunder, either party shall, so long as no Event of Default is then occurring under the Lease, upon request, execute and deliver a new lease of the Premises pursuant to the lease, containing the same terms and conditions as the Lease, except that the term and any extension thereof shall be the unexpired term and unexpired extended term or terms of the Lease as of the date of execution and delivery of said new lease;

     (h) it has no right or option, whether under the Lease or otherwise, to purchase any portion of the Mortgaged Property or any interest therein, and to the extent that Tenant has or hereafter acquires any such right or option, the same is hereby subordinated to the Mortgage;

     (i) the Mortgagee shall have no responsibility, liability or obligation to cure any defaults by the Borrower under the Lease, nor be subject to claims, defenses or offsets under the Lease (except those offsets permitted by (1) paragraph 3.A of the Lease or (2) the following paragraph), or against the Borrower possessed by the Tenant and which arose or existed prior to actual foreclosure of the Mortgage or entry under and taking possession of the Mortgaged Property by the Mortgagee. If the Mortgagee forecloses the Mortgage and enters upon and takes actual possession of the Mortgaged Property, the Mortgagee shall do so free and clear of all such prior defaults, claims, or offsets (except those offsets permitted by (1) paragraph 3.A of the Lease or (2) the following paragraph) and shall not be liable or responsible to the Tenant for any act or omission of any prior landlord (including the Borrower), or subject to any claims, defenses or offsets (except those offsets permitted by (1) paragraph 3.A of the Lease or (2) the following paragraph) which the Tenant might have against any prior landlord (including the Borrower); and

         Notwithstanding anything to the contrary contained in this paragraph, if, during the term of the lease prior to actual foreclosure or entry under and taking possession of the Mortgaged Property by the Mortgagee of the Property, (i) Tenant has expended money to cure an alleged default by Landlord, and (ii) brought a timely arbitration proceeding for compensatory damages (excluding punitive damages) resulting from Tenant's cure of Landlord's alleged breach, and such action has not been resolved prior to actual foreclosure on entry under and taking possession of the Mortgaged Property by the Mortgagee, the Mortgagee shall be subject to such claims and potential offset only to the extent that such arbitration panel enters a judgment in favor of Tenant, and only with respect to any compensatory damages (excluding punitive damages) awarded to Tenant. Solely for purposes of this paragraph (i), Landlord and Tenant hereby agree that Tenant shall be entitled to seek binding arbitration of its alleged damages resulting from its expenditure of money to cure alleged default of Landlord pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Colorado. The Federal Arbitration Act shall apply to the construction and interpretation of this paragraph. Judgement upon any award rendered by the majority vote of an arbitration panel of three may be entered in any court having jurisdiction.

     (j) the institution of any action or other proceedings by the Mortgagee under the Mortgage in order to realize upon the Borrower's interest in the Mortgaged Property shall not by operation of law, or otherwise, result in the cancellation or termination of the Lease or the Tenant's obligations thereunder.

2.   The Mortgagee hereby agrees:

     (a) so long as the Tenant is not in default (beyond all applicable periods given the Tenant under the Lease to cure such default) and shall pay the rents and additional rents thereunder, and shall fully comply with and perform all the terms, covenants, conditions and provisions of the Lease on the part of the Tenant thereunder to be complied with and performed, (i) the Tenant's possession and occupancy of the Premises and the Tenant's rights and privileges under the Lease, or any extension or renewal thereof which may be effected in accordance with the terms of the Lease, shall not be disturbed by the Mortgagee or any successor-in-interest to the Mortgagee; (ii) the Mortgagee shall not join the Tenant as party to any action or proceeding brought as a result of a default under the Mortgage for the purposes of terminating the Tenant's interest and estate under the Lease, subject to paragraph 1(g) above and subject further to the condition that the Mortgagee shall not be bound by any rent or other payment which the Tenant might have paid more than thirty (30) days in advance of the time stipulated for payment under the Lease or by any amendment or modification of the Lease made without its written consent.

     (b) in the event that the interest of the Borrower shall vest in the Mortgagee by reason of foreclosure or any other procedures brought by it, or in any other manner, the Mortgagee and its successors-in-interest agree to be bound by all of the undischarged obligations of Landlord under the Lease occurring after such foreclosure or other action.

3.   The Tenant hereby represents and warrants that:

     (a) the Lease is in full force and effect;

     (b) neither the Landlord nor the Tenant is in default in the performance of or compliance with any provision of the Lease;

     (c) the Tenant has not received any notice of default or termination of the Lease;

     (d) the lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the Premises; and

     (e) the Tenant has accepted possession of the Premises and is the sole owner of the leasehold estate created thereby.

4. The Borrower hereby irrevocably authorizes and directs the Tenant, upon receipt from the Mortgagee of written notice to do so, to pay all rents and other monies payable by the Tenant under the Lease to or at the direction of the Mortgagee. The Borrower irrevocably releases the Tenant of any liability to the Borrower for all payments so made, and the Borrower agrees to defend, indemnify and hold the Tenant harmless from and against any and all claims, demands, losses, or liabilities asserted by, through, or under the Borrower for any and all payments so made. The Tenant agrees that upon receipt of such notice it will pay all monies then due and becoming due from the Tenant under the Lease to or at the direction of the Mortgagee, notwithstanding any provision of the Lease to the contrary. Such payments shall continue until the Mortgagee directs the Tenant otherwise in writing. The Tenant agrees that neither the Mortgagee's demanding or receiving any such payments, nor the Mortgagee's exercising any other right, remedy, privilege, power or immunity granted by the Lease or this Agreement will operate to impose any liability upon the Mortgagee for performance of any obligation of the Mortgagee under the Lease unless and until the Mortgagee elects otherwise in writing or unless the Mortgagee takes possession of the Premises and assumes the function of a landlord.

5. Any notice, demand or consent hereunder shall be in writing and may be given or mailed by mailing the same by registered or certified mail, return receipt requested, addressed, or intended for the Mortgagee, to the Mortgagee at the address set forth on the first part of this Agreement, and if intended for the Tenant, addressed to the Tenant with a copy to Intelligent Electronics, Inc. at the addresses also set forth on the first page of this Agreement with a copy to the Premises, and if intended for the Borrower, addressed to the Borrower at the address also set forth on the first page of this Agreement. Either party may designate a new address by notice in writing to the other party. Any notice given in accordance wherewith shall be effective upon receipt or refusal of delivery in the United States mails in accordance herewith.

6. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto. The term "Mortgagee" shall include the respective holders from time to time of the Mortgage (as now or hereafter constituted), the term "Borrower" shall be synonymous with the term "Landlord" during the term of the Mortgage and the terms "Landlord" and "Tenant" shall include the holder from time to time of the lessor's interest, and the holder from time to time of the lessee's interest, respectively, in the Lease.

7. Any claim by the Tenant against the Mortgagee under the Lease or this Agreement shall be satisfied solely out of the interest of the Mortgagee in the Mortgaged Property and the Tenant shall not seek recovery against or out of any other assets of the Mortgagee.

     This Agreement shall be governed by, and construed under the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have caused the execution hereof as a sealed instrument as of the day and year first above written.

                                  TENANT: Intelligent Advanced Systems, Inc., a Delaware corporation

                                      x_______________________________________
                                                (Printed Name & Title)
STATE OF ________________)
                         ) ss.
COUNTY OF _______________)

     The foregoing instrument was acknowledged before me on this ______ day of ______________, 19___, by _________________________ as _________________ of
_________________.

Witness my hand and official seal.

                                        x_______________________________________
                                         NOTARY PUBLIC
                                        (Printed Name of Notary)
(S E A L)                                _______________________________________
                                        (Notary's Address)

                                         MY COMMISSION EXPIRES:________________



                                         MORTGAGEE: ___________________________

                                         x_____________________________________
                                         (Printed Name & Title)
STATE OF ________________)
                         ) ss.
COUNTY OF _______________)

     The foregoing instrument was acknowledged before me on this ______ day of ______________, 19___, by _________________________ as _________________ of
_________________.

Witness my hand and official seal.

                                         x_____________________________________
                                          NOTARY PUBLIC
                                         (Printed Name of Notary)
(S E A L)                                 _____________________________________
                                         (Notary's Address)

                                          MY COMMISSION EXPIRES:_______________


                                          LANDLORD/BORROWER: __________________

                                         x_____________________________________
                                         (Printed Name & Title)
STATE OF ________________)
                         ) ss.
COUNTY OF _______________)

     The foregoing instrument was acknowledged before me on this ______ day of ______________, 19___, by _________________________ as _________________ of
_________________.

Witness my hand and official seal.

                                          x____________________________________
                                           NOTARY PUBLIC
                                          (Printed Name of Notary)
(S E A L)                                  ____________________________________
                                          (Notary's Address)

                                           MY COMMISSION EXPIRES:______________

                                   EXHIBIT G

                               GUARANTEE OF LEASE


     THIS GUARANTEE OF LEASE is made this ______ day of __________. 19__, by Intelligent Electronics, Inc., a Pennsylvania corporation("Guarantor").

                                  WITNESSETH:

     In consideration of Landlord executing the Lease (which Lease is advantageous to Guarantor) and, as part of as well as separately from the Lease, Guarantor does hereby unconditionally and irrevocably covenant and agree with Landlord as follows:

     1. In this Guarantee of Lease, the term "Lease" means that certain Lease dated this 12th day of May, 1994, between Intelligent Advanced Systems, Inc., a Delaware corporation ("Tenant") and QUEBEC COURT JOINT VENTURE, NO. 2 ("Landlord"), and any amendment, variation, extension or renewal thereof which may be agreed to by Tenant and Landlord, as provided in paragraphs 26 and 39 of the Lease, the terms of which are hereby incorporated herein and made a part hereof. Additionally, the term "Premises" means the premises demised by the Lease, and the term "Term" means the term of the Lease.

     2. If at any time during the Term, Tenant for any reason fails to make any payment, whether to Landlord or otherwise, or to perform, observe or keep each and every of Tenant's covenants and conditions, when and as required by the Lease, then in such event, and so often as the same shall occur, Guarantor shall promptly make such payment or perform, observe or keep each and every such covenant and condition wherein Tenant has failed, and shall indemnify and hold harmless Landlord on demand from time to time to the extent that Landlord shall receive an amount equal to the rents and monies to be paid to Landlord pursuant to the Lease had the Lease continued without default by the Tenant.

     3. Landlord is not bound to commence, proceed with or exhaust its recourse against Tenant before requiring Guarantor to perform any obligation of Guarantor hereunder.

     4. If Tenant or Guarantor defaults, Landlord may, but shall not be obligated to, take such action as Landlord may elect to relet all or part of the Premises in order to reduce Landlord's loss or any liability to Landlord arising hereunder consistent with the terms of the Lease.

     5. Without limiting any other provision hereof, Guarantor shall pay to Landlord all reasonable expenses incurred (after Guarantor is requested to perform) by the Landlord in connection with any action taken pursuant to the provisions of this Guarantee of lease, and all reasonable expenses incurred by Landlord, including legal fees, in connection with any legal action taken by Landlord to enforce this Guarantee of Lease.

     6. Guarantor shall be released from this Guarantee of Lease only upon termination of the Lease according to the terms of the Lease, and all obligations of Tenant thereunder.

     7. Except as provided in Paragraph 6 above, Guarantor shall not be released from this Guarantee by reason of any extension of time granted or permitted to Tenant by Landlord; Landlord's delay, waiver, forbearance, or neglect in requiring or enforcing the covenant or condition imposed on Tenant by the Lease; Landlord's failure to notify Guarantor of any default by the Tenant; any amendment, variation, extension or renewal of the Lease agreed to by the Landlord and Tenant, as provided in paragraphs 26 and 39 of the Lease, whether with or without the knowledge of Guarantor; any assignment or termination of the Lease or any subletting or abandonment by Tenant of all or any part of the Premises; any bankruptcy, receivership, liquidation or insolvency of the Tenant or any act by any trustee in bankruptcy, receiver or liquidator; or any distress, reentry or dispossession by Landlord or any action taken by Landlord under the provisions of Paragraph 4 above.

     8. If this Guarantee of Lease is executed by more than one person, firm or corporation, their liability shall be joint and several. If the Guarantor is a corporation, Guarantor represents and warrants that it has business relations with the Tenant and that its execution of this agreement has been duly authorized and is binding upon the Guarantor.

     9. All terms, conditions, and covenants to be performed by Guarantor hereunder shall be applicable to and binding upon the Guarantor, its successors and assigns.

     10. This Guarantee of Lease shall be governed by the laws of the State of Colorado, and Guarantor hereby submits to the jurisdiction of the courts of the State of Colorado in any action or proceeding whatever by the Landlord to enforce its rights hereunder.

     IN WITNESS WHEREOF, Guarantor has executed this Guarantee of Lease at Englewood, Colorado on the day and year first above written.

                                    Intelligent Electronics, Inc.,
                                    a Pennsylvania corporation

                                    /s/ Gregory A. Pratt
                                        GUARANTOR
                                    (Printed Name of Guarantor)


                                 ACKNOWLEDGMENT

STATE OF PENNSYLVANIA    )
                         )ss.
COUNTY OF CHESTER        )

     The foregoing instrument was acknowledged before me on this 14th day of June, 1994, by Gregory A. Pratt of Intelligent Electronics, Inc.

Witness my hand and official seal.


                                    NOTARY PUBLIC
(S E A L)                           /s/ Paula C. Worn
                                   (Printed Name of Notary)

                                   EXHIBIT H

                             WORK LETTER AGREEMENT

                              Englewood, Colorado

                              Dated: June 3, 1994

Tenant and Landlord have simultaneously executed this Work Letter Agreement and the Lease.

     To induce Tenant to enter into the Lease to which this Work Letter Agreement is attached, and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1. Definitions: The terms defined in the paragraph, for purposes of this Work Letter Agreement, shall have the meanings herein specified, and in addition to the terms defined herein, terms defined in the Lease shall, for purposes of this Work Letter Agreement, have the meanings therein specified.

        1.01 "Building Standard" means the minimum quality of materials, finishing and workmanship specified by Landlord for the Building and shall include those materials, finishings and workmanship as set forth in Schedule 2 attached hereto and made a part hereof.

        1.02 "Landlord's Contractor" means Greenwood Service Company, or such other person or firm as is reasonably designated by Landlord.

        1.03 "Tenant Improvements" means those items which are supplied, installed, and finished by Landlord on behalf of Tenant, under the terms of this Work Letter Agreement and the Contract (as defined below), which shall be paid for by Tenant as provided for in Schedule 1 attached hereto and made a part hereof. In no event shall Tenant Improvements be deemed to mean Tenant's furniture, special computer requirements or telephone equipment.

        1.04 "Tenant's Total Square Footage" shall have the meaning specified in the Lease.

        1.05 "Tenant's Rentable Square Footage" shall have the same meaning as specified in the Lease.

        1.06 "Total Building Square Footage" shall have the same meaning as specified in the Lease.

        1.07 "Landlord's Architect" means Greenwood Service Company, or such other person or firm as is reasonably designated by Landlord.

        1.08 "Shell Condition" shall mean the condition of the Building completed by Landlord in accordance with the plans and specifications for the Building shell (the "Building Shell Plans") except that the following items shown on the Building Shell Plans shall be deemed to be Tenant Improvements as defined in Paragraph 1.03 above) and not Shell Condition:

        (a) emergency lights (fluorescent with battery pack)

        (b) window coverings;

        (c) finish of the Leased Premises as specified in the finish schedule to the Building Shell Plans;

            and

        (d) any paint and/or vinyl wall coverings whatsoever in the Leased Premises.

     2. Completion of Leased Premises:

        2.01 (a) Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the completion of Tenant Improvements shall be carried out by Landlord's Contractor under the direction of Landlord. Tenant and Landlord shall cooperate with each other and with Contractor to promote the efficient and expeditious completion of such work.

             (b) Landlord and Tenant shall cooperate to prepare a mutually agreeable space plan for the Leased Premises and submit to Architect such other additional information necessary to prepare the working drawings and specifications (the "Plans") for the Leased Premises which Plans shall be mutually agreeable to Landlord and Tenant. The charges to Tenant for preparing the Plans (and the scope of work related thereto) set forth in SCHEDULE 1 attached hereto and made a part hereof. Landlord shall cause to be prepared and deliver the Plans to Tenant within fourteen (14) days after the space plan has been approved and Tenant shall approve the Plans one (1) day after receipt thereof. Landlord shall cause to be prepared and deliver a detailed written estimate of the cost of Standard and Non-Standard Tenant Improvements (the "Estimate") within seven (7) days after the Plans have been approved, and Tenant shall approve the Estimate one (1) day after receipt thereof. If Tenant shall fail to disapprove the Plans or the Estimate in a timely manner, then such failure shall be deemed to be an approval. Landlord shall cause to be prepared, and shall deliver the construction agreement (the "Contract") to Tenant within one (1) day after the Estimate has been approved, and Tenant shall have one (1) day after receipt to approve or disapprove the Contract. Failure to disapprove the Contract in a timely manner shall be deemed an approval and Landlord shall be authorized to proceed with construction. The schedule for the above is as follows:

             (c) In the event Tenant's failure to approve the Plans is caused by Tenant's desire to modify the Plans for its own purposes, Landlord shall have new plans prepared, and the same procedure prescribed in this Work Letter Agreement for the initiation, approval and commencement of Tenant Improvements shall be followed, but in such event, the Lease Commencement Date shall remain unchanged, unless Landlord causes other delays to the Lease Commencement Date. In the event Tenant fails to approve the Plans because the Plans have been improperly prepared, Landlord shall have new Plans prepared, as expeditiously as possible, and the Lease Commencement Date shall be extended by the number of days elapsed on account of such improperly prepared Plans.

             (d) Anything to the contrary notwithstanding, Tenant's right to approve the Estimate is limited to approval of the cost of non-standard improvements, as described in SCHEDULE 2. In the event Tenant fails to approve the estimate, as provided in this Work Letter Agreement, Landlord shall take competitive bids for the cost of such work and submit a revised Estimate to Tenant for approval. In no event shall Tenant's failure to approve the Estimate or any revised Estimate affect the Lease Commencement Date.

        2.02 If there are any changes in Tenant Improvements, by or on behalf of Tenant, from the work as reflected in the Plans, each such change must receive prior written approval of Landlord.

        2.03 Only with Landlord's express written permission shall Tenant alter or modify, or in any manner disturb:

             (a) Any system or installation of the Building, including, but not limited to, Central plumbing system, Central electrical systems, Central heating, ventilating and air conditioning systems, Central fire protection and fire alert systems, Central building maintenance systems, Central structural systems, elevators, and anything located within the Central core of the Building; or

             (b) Any Branch (as defined below), of any system or installation of the Building which is located within the Leased premises, including, but not limited to, Branch electrical system, Branch heating, ventilating and air conditioning system, and Branch fire protection and alert system.

             For the purpose of this Paragraph 2.03, "Central" shall be defined as that portion of any Building system or component which is within the core and/or common to and/or serves or exists for the benefit of other tenants in the Building, and "Branch" shall be defined as that portion of any Building system or component which serves to connect or extend Central systems into the Leased Premises.

        2.04 Landlord shall have no obligation to commence any work involved in the completion of Tenant's Improvements until Tenant shall have approved the Plans and the Estimate as required by the provisions contained herein.

     3. Commencement of Rent: Tenant's obligation for the payment of Rent due under the Lease shall commence on the date specified in the Lease, Landlord has failed to substantially complete all Tenant Improvements, as set forth in this Work Letter Agreement, subject only to the completion or correction of the items on Tenant's punch list; provided however, that if Landlord is delayed in substantially completing such work as a result of:

             (a) Tenant's failure to furnish promptly, information concerning Tenant's requirements for constructing Tenant Improvements;

             (b) Tenant's failure to approve all of the plans, drawings, specifications, and instructions as required by Paragraph 2.01 of this Work Agreement;

             (c) Tenant's changes in any plans and/or specifications as finally approved;

             (d) Tenant's request for materials, finishes, or installations other than building Standards; or

             (e) Any other unauthorized act or omission by Tenant or its agents, then Tenant's obligation for the payment of rent due under the Lease shall not be affected, abated, or deferred on account of such delay.

     4. Miscellaneous Provisions: Landlord and Tenant agree as follows:

        4.01 For purposes of this Work Letter Agreement, whenever Landlord's consent or approval is required to be given, such consent or approval shall be deemed to be given or withheld on a reasonable basis.

        4.02 Notices and other items to be delivered pursuant to this Work Letter shall be to the addresses set forth in Paragraph 27 of the Lease and shall be deemed effective upon receipt of same by the party to whom such notice or item is directed.

        If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose.

                                    Very truly yours,

                                    LANDLORD: QUEBEC COURT JOINT VENTURE, NO. 2,
                                               a Colorado joint venture

                                    BY:  COLTEL I, INC., a Delaware corporation
                                         Joint Venturer

WITNESS: Pauline A. Wooster         BY:  /s/ Jerry L. Davidson
           (Printed Name)                (Printed Name and Title)

                                    AGREED TO AND ACCEPTED this
                                    20th day of June, 1994.

                                    TENANT:
                                    Intelligent Advanced Systems, Inc..
                                    a Delaware corporation

WITNESS: Paula C. Worn              BY:  /s/ Gregory A. Pratt
        (Printed Name)                   President
                                        (Printed Name and Title)

                      SCHEDULE 1 TO WORK LETTER AGREEMENT

     Tenant shall pay for all Tenant Improvements to the Leased Premises other than those improvements to be made by Landlord pursuant to Paragraph 6 of the Addendum No. I from the Allowance provided to Tenant by Landlord in the amount of $1,298,000 ("Allowance" as set forth in Addendum No. I of this Lease) as set forth in Paragraph 1 of Addendum No. I of the Lease. All materials and workmanship of Tenant Improvements shall be of quality similar to that which currently exists in the Building. Any unused Allowance shall be paid to Tenant as follows: one-half (1/2) of the excess amount shall be paid no later than thirty (30) days after Tenant takes occupancy and the balance shall be paid no later than sixty (60) days after Tenant takes occupancy. In the event costs for constructing Tenant Improvements exceed the Allowance set forth in Paragraph 1 of the Addendum No. 1 to the Lease, Tenant shall have the right to pay for such improvements from the "Excess Allowance" set forth in Paragraph 1 of the Addendum No. 1 to the Lease.

     Following Tenant's approval of the expenditure and satisfactory completion of the work, upon presentation of Contractor and subcontractor invoices, appropriate lien waivers, appropriate evidence of payment by Contractor to such subcontractors and other appropriate documentation, Landlord shall disburse funds from the Allowance (to be held in third party escrow by Landlord) to Contractor once a month not to exceed the credit of $1,298,000 referenced above, and Landlord shall receive no supervision or administrative fee for such work or any other work related to construction of Tenant Improvements.

     The allowance of up to $135,000 and of $30,000 as set forth in Addendum No. I of the Lease are in addition to the $1,298,000 Allowance set forth in Addendum No. I of this lease.

                                   EXHIBIT I

                                  ERISA RIDER

     QUEBEC COURT JOINT VENTURE NO. 2 as Landlord (the "Landlord") and Intelligent Advance Systems, Inc., a Delaware corporation, as Tenant (the "Tenant") are executing simultaneously herewith a written lease (the "Lease") leasing certain space (the "Premises") in a building commonly known as Quebec Court, and more particularly described in the Lease. In consideration of the respective covenants of the parties described in the Lease, Landlord and Tenant further mutually agree as follows:

1. Default. A default under the lease shall be deemed to have occurred if Tenant or Tenant's assignee, lessee, or sublessee (and such party being hereinafter referred to as a "Transferee") if, and only to the extent that, any such transfer shall be permitted under and shall be effected in accordance with the terms and provisions of the Lease, becomes a "party in interest" ("Party In Interest") as such term is defined in Section 3 (14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to any employee benefit plan (collectively, as amended from time to time, the "Plans", which term shall include any successor or successors to the Plans) which has assets held in the Telephone Real Estate Equity Trust ("TREET"), which term shall include any successor to TREET, or with respect to TREET.

2. Assignment and Subletting: Tenant covenants that it shall not at any time assign the Lease or any interest of Tenant thereunder, or let or sublet all or any portion of the Lease, to any party which is a Party In Interest.

3. Tenant Estoppel Certificate. Tenant shall from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying whether Tenant or Tenant's Transferee is a Party In Interest with respect to any of the Plans individually or with respect to TREET.

4. ERISA Representations. Tenant hereby represents and warrants to Landlord that on the date of entry into the Lease and on the Commencement Date of the Lease, Tenant is not and shall not become at any time during the term of the Lease, a Party In Interest with respect to any of the Plans individually or with respect to TREET. In addition, Tenant acknowledges that if Tenant or Tenant's Transferee becomes a Party In Interest, the Lease may violate Section 406 of ERISA, which might result in the imposition of certain penalties and liabilities upon Tenant and Landlord. In such an event, Tenant agrees to indemnify Landlord against any and all cost, charges and expenses incurred by Landlord, including the fees of counsel, agents and others retained by the Landlord, arising out of any such violation of ERISA.

5. Lease Provisions Subject. To the extent that any of the provisions of this Rider shall be deemed to be inconsistent with the provisions of the Lease, the provisions of the Rider shall be controlling.

6. Investment Management Agreement. Tenant acknowledges that Landlord has entered into this Agreement at the direction of Eastdil Advisors, Inc. (the "Manager"), acting under and pursuant to an Investment Management Agreement with American Telephone and Telegraph Company, dated as of January 1, 1984, appointing the Manager to act as investment Manager with respect to certain assets, including the Leased Premises, constituting part of TREET.

     IN WITNESS WHEREOF, the parties hereto have executed this Exhibit as of the date of the said Lease.

                                     TENANT: Intelligent Advanced Systems, Inc.,
                                             a Delaware corporation

WITNESS:  /s/ Paula C. Worn          /s/ Gregory A. Pratt, President
         (Printed Name)              (Printed Name and Title)

                                     LANDLORD: QUEBEC COURT JOINT VENTURE NO. 2
                                               a Colorado joint venture

                                     BY: COLTEL I, INC. a Delaware corporation
                                                        Joint Venturer

WITNESS: /s/ Pauline A. Wooster      BY: /s/ Jerry L. Davidson
               (Printed Name)        Jerry Davidson, Senior V.P., Eastdil
                                     Advisors, Inc., Managing Agent

                                   EXHIBIT J


Handrawn diagram by Michael J. Hutchison Associates, Inc.,
                    Consulting Electrical Engineers

                                   EXHIBIT K
                              COMPLIANCE WITH LAWS

1. Landlord Compliances. At its sole cost and expense, Landlord will provide access to the building in compliance with The Americans With Disabilities Act of 1990.

     With the exception of the Americans With Disabilities Act of 1990, to the actual knowledge of Ownership and Management, the Building is in compliance with all applicable laws, regulations, ordinances and codes. Tenant shall have no obligation to pay for any expenditures required to remedy any violations of law that exist at the time the Lease was executed.

2.   Environmental Matters.

     (a)  Landlord's Obligations.

          (1) Landlord hereby represents and warrants to Tenant that to the best of its knowledge

              (A) there is not release of any Hazardous Materials on the property which has not been remediated;

              (B) no portion of the Property is being used for the treatment, storage, or disposal of any Hazardous Waste;

              (C) no Hazardous Materials are being used, generated, or disposed of on the Property except in compliance with all applicable Environmental laws.

              (D) the Property is not on any governmental list of contaminated properties, nor is any investigation, administrative order or notice, consent order, or agreement for litigation in existence or anticipated with respect to the Property.

          (2) Landlord covenants that, during the term of this Lease, it will not cause the treatment, storage, or disposal of any Hazardous Waste in, or on any part of the Property, and it will permit the introduction of other Hazardous Materials to the Property only in compliance with all Environmental Laws.

          (3) Landlord will be solely responsible for and will defend, indemnify, and hold Tenant, its agents, and employees harmless from and against all direct claims, costs, liabilities and penalties, including reasonable attorney fees and costs rising out of or in connection with Landlord's breach of its obligation under this section. Landlord's obligations under this section will survive the expiration or other termination of this Lease.

     (b)  Tenant's Obligations.

          (1) Tenant will not cause or permit the storage, treatment or disposal of any Hazardous Materials in, on, or about the Premises or any part of the Property by Tenant, its agents, employees or contractors. Tenant will not permit the Property to be used or operated in a manner that may cause the Property or any part of the Property to be contaminated by any Hazardous Materials in violation of any Environmental Laws.

          (2) Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents and employees harmless from and against all direct claims, costs, and liabilities, including reasonable attorney fees and costs, arising out of or in connection with Tenant's breach of its obligations in this section.

          (3) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against any and all direct claims, costs, and liabilities, including reasonable attorney fees and costs, arising out of or in connection with Tenant's introduction of Hazardous Materials to the Property. Tenant's obligations under this section shall survive the expiration or other termination of this Lease.

     (c)  Mutual Obligations. Each party will promptly notify the other party of
(a) any and all enforcement, cleanup, remedial, removal, or other governmental or enforcement cleanup or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Laws relating to any Hazardous Materials effecting any part of the Property; and (b) all claims made or threatened by any third party against Tenant, Landlord or any part of the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials on or about the Property or any part of the Property.

     (d)  Definitions.

              "Hazardous Materials" means asbestos, explosives, radioactive materials, hazardous waste, hazardous substances, or hazardous materials including, without limitation, substances defined as "hazardous substances" in the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601-9657 ("CERCLA"); the Hazardous Material Transportation Act of 1975, 49 U.S.C. Sec. 1801-1812; the Resource Conversation Recovery Acts of 1976, 42 U.S.C. Sec. 6901-6987; the Occupational Safety and health Act of 1970, 29 U.S.C. 651 et seq., or any other federal, state or local statute, law ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, wastes or substances now or at any time hereinafter in effect (collectively, "Environmental Laws").

              "Hazardous Waste" means hazardous waste as defined under the Resource Conservation Recovery Act of 1976, 42 U.S.C. Sec. 6901-6987.

     (e) The obligations of this Article shall survive the expiration or termination of this Agreement.

                      SCHEDULE 2 TO WORK LETTER AGREEMENT

                       QUEBEC COURT I AT GREENWOOD PLAZA

                         TENANT IMPROVEMENT UNIT PRICES

I.   PARTITIONS:

     A. Wall System I - Demising Walls
        2 1/2", 25-ga. metal studs, 24" O.C.; one layer 5/8" Type "X" drywall both sides; taped, sanded and ready for paint. Wall height from floor to slab above. Wall to be fully sound batt insulated. $28.00/l.f.

     B. Wall System II - Interior Partitions
        2 1/2", 25-ga. metal studs, 24" O.C.; one layer 5/8" Type "X" drywall both sides; taped, sanded and ready for paint. Wall height from floor to acoustical ceiling (8' - 6"). $18.00/l.f.

     C. Sound Insulation
        Friction sound batt insulation for walls or above ceiling; furnished and installed. 2 1/2". $0.40/s.f.

     D. Base
        4" x 1/8" Roppe Toeless rubber base in choice of colors, or equal; furnished and installed. $0.95/l.f.

II.  DOORS:

     A. Interior Doors:
        3'0" x 7'-0" x 1-3/4" solid core, plain sliced, red oak in Timely frame. Hardware to be Schlage cylindrical latch set, one and on-half (1-1/2) pair regular butts and one wall stop. $300.00/each

     B. Suite Entry Door
        3'0" x 7'-0" x 1-3/4" solid core, plain sliced, red oak in hollow metal frame. Hardware to be Schlage cylindrical lock set, one and on-half pair ball bearing butts, closer, smoke seal and wall stop. $470.00/each

III. CEILING:

     A. 2' x 2' standard lay-in acoustical ceiling, including ceiling cuts and additional wall angle at demising walls.
                                   $1.40/s.f.

     B. Grid Penetrations
                                   $2.00/l.f.

IV.  PAINT:

     A. Paint hollow metal door frame with two (2) coats semi-gloss Aklyd enamel.
                                  $25.00/each

     B. Stain and finish red oak entry door.
                                  $35.00/each

     C. Paint walls with two (2) coats flat Latex pastel colors.
                                   $0.28/s.f.

V.   FLOOR COVERING:

     A. Stratton Ansley Park 30 oz. cut pile in Tenant's choice of standard colors.
                                   $8.50/s.y.

     B. Install carpet; glue direct method.
                                   $2.20/s.y.

VI.  ELECTRICAL, TELEPHONE & LIGHTING:

     A. 120V duplex wall receptacle
                                  $46.20/each

     B. 120V duplex Tombstone floor receptacle including core drilling.
                                  $121.20/each

     C. 120V fourplex wall receptacle.
                                  $57.20/each

     D. 120V fourplex Tombstone floor receptacle including core drilling.
                                  $138.90/each

     E. CRT wall receptacle with 3/4" conduit to top of partition.
                                  $30.00/each

     F. CRT floor receptacle.
                                  $99.00/each

     G. Telephone wall outlet with conduit to one (1) foot above ceiling line.
                                  $30.00/each

     H. Telephone floor outlet including core drilling.
                                  $99.00/each

     I. 2' x 4' flourescent light fixture with acrylic lens.
                                  $94.00/each

     J. 277V single pole light switch.
                                  $46.20/each

     K. 277V 3-way light switch.
                                  $70.10/each

     L. Exit light.
                                  $268.00/each

     M. 2' x 4' flourescent light fixture with battery pack.
                                  $233.00/each

VII. CONSTRUCTION MANAGEMENT FEE:

     10% of total cost.